SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 17, 1997



              HUTTON/CONAM REALTY PENSION INVESTORS
     (Exact name of registrant as specified in its charter)


      New York                      0-13330               11-2673854
State or other jurisdiction       Commission             IRS Employer
  of incorporation                File Number          Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.:  Andre Anderson                     10285
Address of principal executive offices               Zip Code

Registrant's telephone number, including area code (212) 526-3237


Item 5. Other Events

The Partnership had signed a contract, dated January 24, 1997, to sell Chaparosa Apartments. On March 17, 1997, the prospective buyer executed its right to terminate the purchase agreement during the due diligence period. The General Partners have since resumed marketing Chaparosa Apartments for sale.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    HUTTON/CONAM REALTY PENSION INVESTORS

                    By:  RPI REAL ESTATE SERVICES, INC.
                         General Partner


Date:  March 25, 1997              By: /s/ Paul L. Abbott
                                           Director, President,
                                           Chief Executive Officer
                                           and Chief Financial Officer